Exhibit 1.01

Conflict Minerals Report

of Monolithic Power Systems, Inc.

for the Year Ended December 31, 2025

This Conflict Minerals Report of Monolithic Power Systems, Inc. (including its consolidated subsidiaries, “MPS,” “we,” “us,” “our”) is being filed for the reporting period from January 1, 2025 to December 31, 2025 in compliance with Rule 13p-1 of the Securities Exchange Act of 1934, as amended (“Rule 13p-1”).

Rule 13p-1, through Form SD, requires the disclosure of certain information if a company manufactures or contracts to manufacture products for which certain “conflict minerals” (as defined below) are necessary to the functionality or production of such products. Form SD defines “conflict minerals” as: (i)(a) columbite-tantalite, (b) cassiterite, (c) gold and (d) wolframite, or their derivatives, which are currently limited to tantalum, tin and tungsten; or (ii) any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo or an “adjoining country,” as such term is defined in Form SD (collectively, the “Covered Countries”).

Because conflict minerals were necessary to the functionality or production of products contracted by us manufactured between January 1, 2025 and December 31, 2025 (the “Reporting Period”), we were required to conduct in good faith a reasonable country of origin inquiry (“RCOI”). Based on the RCOI, if we have reason to believe our necessary conflict minerals may have originated in the Covered Countries and have reason to believe that they may not be from recycled or scrap sources, we must exercise due diligence on the source and chain of custody of our conflict minerals, and file a Conflict Minerals Report to describe our due diligence efforts on the source and chain of custody of such conflict minerals.

Forward-Looking Statements

This Conflict Minerals Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “goal,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” “intend” and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. We discuss many of these risks, uncertainties and other factors in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”). Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date of this filing. You should read this Conflict Minerals Report completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify our forward-looking statements by these cautionary statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

1.1 Company Overview

MPS is a fabless global company that provides high-performance, semiconductor-based power electronics solutions. Incorporated in 1997, our three core strengths include deep system-level knowledge, strong semiconductor design expertise, and innovative proprietary technologies in the areas of semiconductor processes, system integration, and packaging. These combined advantages enable us to deliver reliable, compact, and monolithic solutions found in storage and computing, enterprise data, automotive, industrial, communications and consumer applications. Our mission is to reduce energy and material consumption to improve all aspects of quality of life and create a sustainable future. We believe that we differentiate ourselves by offering solutions that are more highly integrated, smaller in size, more energy-efficient, more accurate and more reliable with respect to performance specifications and, consequently, more cost-effective than many competing solutions. We plan to continue to introduce new products within our existing product families, as well as new, innovative products that expand our market.

1.2. Products Overview

Our proprietary process and packaging technologies enable us to design and deliver smaller, single-chip power management solutions. These technologies simplify the design process and are applicable across a wide range of analog applications within the storage and computing, enterprise data, automotive, communications, consumer, and industrial end markets.

Our key product families include, but are not limited to, the Direct Current (“DC”) to DC, Alternating Current (“AC”) to DC, driver metal-oxide-semiconductor field-effect transistor, power management IC, current limit switch and lighting control products.

Our product families are differentiated from those of our competitors with respect to their high degree of integration and strong levels of accuracy, power efficiency, quality and longevity, making them cost-effective and more sustainable relative to many competing solutions. For example, DC to DC solutions are used to convert and control voltages within a broad range of electronic systems, such as cloud-based and on-premises CPU servers and workstations, AI systems, memory, storage solutions, notebooks, infotainment, power sources, home appliances, network infrastructure and satellite communications. We believe our DC to DC products are differentiated in the market, particularly with respect to their high degree of integration, high voltage operation, high load current, high switching speed, small footprint, and high energy efficiency. These features are important to our customers as they are designed to result in fewer components that need to be produced and consumed, a smaller form factor, more accurate regulation of voltages, lower power consumption and, ultimately, lower system cost, increased reliability and lower carbon emissions through the elimination of many discrete components and power devices.

2. Conflict Minerals Policy

MPS has adopted a Conflict Minerals Policy, which is publicly available at https://www.monolithicpower.com/en/about-mps/policies-and-documents.html. As a key component of our conflict minerals program, this policy:

●	Reflects MPS’s support and contribution to industry-wide efforts to validate that the conflict minerals used in its products come from socially responsible sources.
●

Reflects MPS’s actions to conduct upstream supply chain due diligence of minerals for conflict-affected and high-risk areas in all material respects with the guidance issued by the Organization for Economic Cooperation and Development (“OECD”).

●

Is communicated to MPS’s supply chain with the expectation of compliance with the policy, which requires our suppliers to provide sourcing information using the Conflict Minerals Reporting Template (“CMRT”) developed by the Responsible Minerals Initiative (“RMI”).

The contents of any website referenced in this Conflict Minerals Report are not a part of this Conflict Minerals Report.

3. RCOI and RCOI Conclusion

MPS has conducted the RCOI in good faith regarding the conflict minerals included in its products during the Reporting Period to determine whether any such conflict minerals originated in the Covered Countries and/or whether any of the conflict minerals were from recycled or scrap sources. The results of MPS’s RCOI regarding conflict minerals are included below.

MPS’s global supply chain is complex. As a fabless company in the analog semiconductor business, MPS does not manufacture its products or engage in the actual mining of conflict minerals. In addition, MPS does not make purchases of raw ore or unrefined conflict minerals. In the course of its business operations, however, MPS contracts with subcontractors to manufacture its products with minerals, and those manufacturers may source conflict minerals to manufacture our products. Because MPS does not purchase conflict minerals directly from mines, smelters or refiners, our manufacturers and other third parties in our supply chain create a potential link between MPS and the original sources of conflict minerals. As a result, MPS relies on its subcontractors to provide information regarding the origin of any conflict minerals that are included in its products, and to ensure that all conflict minerals sourced for our products are conformant under the RMI standards.

MPS evaluated whether conflict minerals were used in its products, and as a result of this process, MPS identified those key subcontractors that it believed could potentially provide materials or components containing conflict minerals (collectively, the “Covered Suppliers”). MPS then utilized the CMRT to collect sourcing information from the Covered Suppliers in order to identify whether: (i) conflict minerals sourced by such Covered Suppliers originated in Covered Countries; and (ii) smelters and refiners (collectively, “smelters”) in our supply chain have been validated as conformant in accordance with the Responsible Minerals Assurance Process (“RMAP”) developed by the RMI. Such responses from the Covered Suppliers were reviewed by MPS’s Quality Assurance group. An escalation process was initiated with Covered Suppliers who were non-responsive after the above contacts were made, or with Covered Suppliers whose initial (or subsequent) response was not complete or otherwise warranted clarification or confirmation.

After review by MPS’s Quality Assurance group, non-conformant smelters were identified and removed throughout 2025. The result of this process is that no “non-conformant” or “not eligible” smelters were included in MPS’s CMRT reporting. All gold, tantalum, tungsten and tin smelters were reported to be 100% RMAP conformant.

4.1 Due Diligence Program Design

Our conflict minerals due diligence program is designed to conform in all material respects with the framework recommended by the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Guidance”), as it relates to our supply chain position as a “downstream” purchaser. Summarized below are the components of our program as they relate to the five-step framework set forth in the OECD Guidance:

Step 1: Establish strong company management systems

●

Adopted and publicly communicated a Code of Social Responsibility, in which we uphold the Code of Conduct of the Responsible Business Alliance (“RBA”), which includes the standards regarding responsible sourcing of conflict minerals. In addition, as a member of the RBA, we require that our Covered Suppliers acknowledge and implement the RBA’s Code of Conduct, which includes an obligation to conduct due diligence on the source and chain of custody of conflict minerals. Both the Code of Social Responsibility and the Supplier Code of Conduct can be found at https://www.monolithicpower.com/en/about-mps/policies-and-documents.html.

●	Adopted and publicly communicated a Conflict Minerals Policy, which is posted on our website at https://www.monolithicpower.com/about-mps/policies-and-documents.html.
●

Assembled an internal conflict minerals team, with representation by our Operations, Legal and Compliance, Sales, Procurement, Quality Assurance, Supply Chain Management and Environmental, Social and Governance (“ESG”) departments.

●

Established a system of control and transparency over our conflict minerals supply chain by engaging our Covered Suppliers and requesting their completed CMRT. This process was further strengthened in 2025 as MPS engaged a third-party compliance vendor to oversee and manage this step.

●

Maintain an independent corporate hotline to allow any employees and third-party business partners to file a complaint confidentially and anonymously about any matter of concern, including those related to conflict minerals (unless prohibited by local privacy laws for employees located in the European Union). The details for the hotline are available in our Conflict Minerals Policy posted on our website https://www.monolithicpower.com/about-mps/policies-and-documents.html.

Step 2: Identify and assess risk in the supply chain

●	Identify our Covered Suppliers based on the type of services they provide.
●	Perform the following processes by MPS’s Quality Assurance group and the third-party compliance vendor:
●	Review Covered Suppliers’ responses for completeness and accuracy.
●

Compare information in Covered Suppliers’ responses with the list of the conflict minerals processing facilities that receive a “conformant” designation, produced by the RMAP. The RMI developed an overarching RMI Recognition Process that covers requirements for program cross-recognition of industry initiatives’ comparable assessment programs, as well as other types of recognition including Upstream Assurance Mechanisms and Voluntary Standard Systems recognition.

●	Contact non-responsive Covered Suppliers and request their responses.
●	Provide Covered Suppliers with feedback on responses containing errors, inconsistencies, or incomplete information.
●	Require potential new suppliers to complete a CMRT for diligence review.

Step 3: Design and implement a strategy to respond to identified risks

●	Report progress on a regular basis to the management team, and our Board and its committees.
●	Identify main risks in our supply chain.
●	Require that Covered Suppliers remove specific smelters from their supply chain that are not conformant or fail to comply with our Conflict Minerals Policy.
●

Inform non-responsive suppliers that we will assess, and potentially withhold, future business with them if they do not acquire materials from conflict-free sources within the Covered Countries and do not provide their supply chain conflict minerals information to us using the CMRT.

●	Conduct outreach with customers, respond to their concerns and comply with their requests regarding our supply chain.

Step 4: Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

●	Rely on the RMAP to coordinate third-party audits of smelters to validate the sourcing practices of such facilities in our supply chain.
●	Provide indirect financial support for such third-party audits through our continuing memberships with the RBA and RMI.

Step 5: Report on supply chain due diligence

●	Publish conflict minerals information in our annual Corporate Social Responsibility Report, which is available at https://www.monolithicpower.com/media/mps_cms_document/e/s/esg-2026.pdf.
●	File our Form SD annually, including this Conflict Minerals Report, with the SEC and make it available on our website at https://www.monolithicpower.com/about-mps/policies-and-documents.html.
●

Conduct engagements with our key stakeholders, including stockholders, analysts, customers and rating agencies, and discuss our due diligence and compliance efforts related to conflict minerals and our supply chain.

●	Report supply chain smelter information in this Conflict Minerals Report.

4.2 Description of Due Diligence Measures Performed

Below is a description of the measures we performed for this Reporting Period to exercise due diligence on the source and chain of custody of our necessary conflict minerals.

We requested supply chain information from 100% of our Covered Suppliers that may use necessary conflict minerals in our products and components to determine whether any of these minerals originated in the Covered Countries or were from recycled or scrap sources. We tracked these communications with Covered Suppliers, aggregated CMRT responses for analysis and reporting, and performed additional follow-ups with those suppliers whose CMRT responses contained incomplete or potentially inaccurate information.

Based on the due diligence described above, as of December 31, 2025, we determined that all of our Covered Suppliers that may have potentially sourced conflict minerals did so from processing facilities validated by the RMAP as conformant, or removed non-compliant facilities from their supply chain.

Attached hereto as Exhibit A is the list of smelters used within our supply chain that, based on our due diligence process detailed above, we believe are conformant as determined by the RMAP.

4.3 Steps Taken or to be Taken to Mitigate Risk and Improve Due Diligence

We maintain an ongoing effort to mitigate the risk that armed groups in conflict-affected and high-risk areas could benefit from our use of conflict minerals. We continue to encourage our Covered Suppliers to train their smelters and to recommend that their smelters participate in an independent assessment through RMAP.

4.4 Inherent Limitations on Due Diligence Measures

Because of our fabless manufacturing strategy and our contract manufacturing process for our branded products, our due diligence measures provide reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals in the products we contract to have manufactured. Given our place in the supply chain, we have no direct relationships with smelters and therefore possess no independent means of determining the source and origin of conflict mineral ores processed by smelters. Our due diligence processes require that we seek data from our Covered Suppliers to identify the original sources of the necessary conflict minerals. We also rely, to a large extent, on information collected and provided by independent third-party audit programs. Such sources of information may yield inaccurate or incomplete information and may be subject to fraud.

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APPENDIX A

Conformant Smelters Reported in MPS’s Supply Chain as of December 31, 2025

Metal	CID	Standard Smelter name	Smelter Country
Gold	CID000015	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	CID000019	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	CID000035	Agosi AG	GERMANY
Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	CID000077	Argor-Heraeus S.A.	SWITZERLAND
Gold	CID000082	ASAHI METALFINE, Inc.	JAPAN
Gold	CID000090	Asaka Riken Co., Ltd.	JAPAN
Gold	CID000113	Aurubis AG	GERMANY
Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	CID000157	Boliden Ronnskar	SWEDEN
Gold	CID000176	C. Hafner GmbH + Co. KG	GERMANY
Gold	CID000185	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	CID000233	Chimet S.p.A.	ITALY
Gold	CID000264	Chugai Mining	JAPAN
Gold	CID000359	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	CID000401	Dowa	JAPAN
Gold	CID000425	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	CID000689	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	CID000694	Heimerle + Meule GmbH	GERMANY
Gold	CID000707	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	CID000711	Heraeus Germany GmbH Co. KG	GERMANY
Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	CID000814	Istanbul Gold Refinery	TURKEY
Gold	CID000823	Japan Mint	JAPAN
Gold	CID000855	Jiangxi Copper Co., Ltd.	CHINA
Gold	CID000920	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	CID000924	Asahi Refining Canada Ltd.	CANADA
Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	CID000957	Kazzinc	KAZAKHSTAN
Gold	CID000969	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	CID000981	Kojima Chemicals Co., Ltd.	JAPAN
Gold	CID001078	LS MnM Inc.	KOREA, REPUBLIC OF
Gold	CID001113	Materion	UNITED STATES OF AMERICA
Gold	CID001119	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	CID001153	Metalor Technologies S.A.	SWITZERLAND
Gold	CID001157	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	CID001188	Mitsubishi Materials Corporation	JAPAN
Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	CID001236	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	CID001259	Nihon Material Co., Ltd.	JAPAN
Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	CID001352	MKS PAMP SA	SWITZERLAND
Gold	CID001397	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	CID001498	PX Precinox S.A.	SWITZERLAND
Gold	CID001512	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	CID001534	Royal Canadian Mint	CANADA
Gold	CID001585	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA

Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	CID001761	Solar Applied Materials Technology Corp.	TAIWAN
Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	CID001916	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	CID001938	Tokuriki Honten Co., Ltd.	JAPAN
Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	CID001993	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	CID002003	Valcambi S.A.	SWITZERLAND
Gold	CID002030	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	CID002100	Yamakin Co., Ltd.	JAPAN
Gold	CID002129	Yokohama Metal Co., Ltd.	JAPAN
Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	CID002290	SAFINA A.S.	CZECHIA
Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	CID002511	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	CID002580	T.C.A S.p.A	ITALY
Gold	CID002582	REMONDIS PMR B.V.	NETHERLANDS
Gold	CID002605	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	CID002615	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	CID002708	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	CID002765	Italpreziosi	ITALY
Gold	CID002778	WIELAND Edelmetalle GmbH	GERMANY
Gold	CID002918	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	CID002919	Planta Recuperadora de Metales SpA	CHILE
Gold	CID003189	NH Recytech Company	KOREA, REPUBLIC OF
Gold	CID003424	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	CID003425	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	CID003575	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	CID003641	Gold by Gold Colombia	COLOMBIA
Gold	CID004010	Coimpa Industrial LTDA	BRAZIL
Gold	CID004506	GG Refinery Ltd.	TANZANIA, UNITED REPUBLIC OF
Gold	CID004755	Elite Industech Co., Ltd.	TAIWAN
Tantalum	CID000291	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	CID000460	F&X Electro-Materials Ltd.	CHINA
Tantalum	CID000616	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	CID001076	AMG Brasil	BRAZIL
Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	CID001175	Mineracao Taboca S.A.	BRAZIL
Tantalum	CID001192	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	CID001200	NPM Silmet AS	ESTONIA
Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	CID001522	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	CID001869	Taki Chemical Co., Ltd.	JAPAN
Tantalum	CID001891	Telex Metals	UNITED STATES OF AMERICA
Tantalum	CID001969	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	CID002504	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	CID002505	FIR Metals & Resource Ltd.	CHINA
Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	CID002539	KEMET de Mexico	MEXICO
Tantalum	CID002544	TANIOBIS Co., Ltd.	THAILAND
Tantalum	CID002545	TANIOBIS GmbH	GERMANY
Tantalum	CID002548	Materion Newton Inc.	UNITED STATES OF AMERICA
Tantalum	CID002549	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	CID002550	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	CID002557	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	CID002558	Global Advanced Metals Aizu	JAPAN
Tantalum	CID002707	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	CID002842	Jiangxi Tuohong New Raw Material	CHINA

Tantalum	CID003583	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	CID004054	PowerX Ltd.	RWANDA
Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	CID000292	Alpha Assembly Solutions Inc	UNITED STATES OF AMERICA
Tin	CID000313	PT Premium Tin Indonesia	INDONESIA
Tin	CID000402	Dowa	JAPAN
Tin	CID000438	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	CID000448	Estanho de Rondonia S.A.	BRAZIL
Tin	CID000468	Fenix Metals	POLAND
Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	CID001070	China Tin Group Co., Ltd.	CHINA
Tin	CID001105	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	CID001142	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	CID001173	Mineracao Taboca S.A.	BRAZIL
Tin	CID001182	Minsur	PERU
Tin	CID001191	Mitsubishi Materials Corporation	JAPAN
Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	CID001337	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	CID001453	PT Mitra Stania Prima	INDONESIA
Tin	CID001458	PT Prima Timah Utama	INDONESIA
Tin	CID001477	PT Timah Tbk Kundur	INDONESIA
Tin	CID001482	PT Timah Tbk Mentok	INDONESIA
Tin	CID001539	Rui Da Hung	TAIWAN
Tin	CID001898	Thaisarco	THAILAND
Tin	CID002036	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	CID002180	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin	CID002468	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	CID002503	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	CID002517	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	CID002593	PT Rajehan Ariq	INDONESIA
Tin	CID002696	PT Cipta Persada Mulia	INDONESIA
Tin	CID002706	Resind Industria e Comercio Ltda.	BRAZIL
Tin	CID002756	Super Ligas	BRAZIL
Tin	CID002773	Aurubis Beerse	BELGIUM
Tin	CID002774	Aurubis Berango	SPAIN
Tin	CID002776	PT Bangka Prima Tin	INDONESIA
Tin	CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	CID003325	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	CID003387	Luna Smelter, Ltd.	RWANDA
Tin	CID003397	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tin	CID003449	PT Mitra Sukses Globalindo	INDONESIA
Tin	CID003524	CRM Synergies	SPAIN
Tin	CID003868	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tin	CID004065	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE
Tin	CID004403	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN
Tin	CID004434	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA
Tin	CID004724	Woodcross Smelting Company Limited	UGANDA
Tin	CID004754	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA
Tin	CID005067	PT Arsed Indonesia	INDONESIA
Tungsten	CID000004	A.L.M.T. Corp.	JAPAN
Tungsten	CID000105	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	CID000568	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA
Tungsten	CID000825	Japan New Metals Co., Ltd.	JAPAN
Tungsten	CID000966	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	CID002044	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	CHINA

Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	CID002502	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	CID002541	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	CID002542	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	CID002543	Masan High-Tech Materials	VIETNAM
Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	CID002589	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	CID002641	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	CID003407	Lianyou Metals Co., Ltd.	TAIWAN
Tungsten	CID003417	Hubei Green Tungsten Co., Ltd.	CHINA
Tungsten	CID003468	Cronimet Brasil Ltda	BRAZIL
Tungsten	CID003609	Fujian Xinlu Tungsten Co., Ltd.	CHINA
Tungsten	CID003993	Tungsten Vietnam Joint Stock Company	VIETNAM
Tungsten	CID004397	Lianyou Resources Co., Ltd.	TAIWAN
Tungsten	CID004430	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA
Tungsten	CID004619	KENEE MINING VIETNAM COMPANY LIMITED	VIETNAM